UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): September 2, 2015

ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)

(281) 933-3339
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 2, 2015, ION Geophysical Corporation (the “Company”) announced an aggressive cost reduction initiative as part of an overall plan to align operating expenses with business conditions and recent declines in the current commodity price environment for crude oil and natural gas. The Company believes this cost reduction program will more appropriately scale its operations to the current commodity price environment.

The Company’s business is a scalable, asset light business with the flexibility to expand and contract in response to changing market conditions. The Company is adopting the aggressive cost reduction measures to reduce expenses to more closely align with the decreases in revenue experienced in the first half of the year. The Company’s ability to rapidly decrease expenses is a key part of the flexible, asset light strategy employed by the business and enables the Company to more effectively manage fluctuations in revenues like those experienced in the first half of 2015. The Company remains rapidly scalable to respond to changes in revenues. When market conditions improve, the Company will be well positioned to efficiently grow to meet demand.

The cost reduction initiative is expected to result in an approximate 25% decrease in the Company’s global workforce and is expected to be substantially completed by September 30, 2015. The Company expects to incur $5-6 million in termination costs, all of which are expected to require cash expenditures, and the majority of which are expected to be incurred in the current fiscal year. The Company will provide additional details of these charges when it reports its results for the third quarter of 2015 later this year.

In connection with this plan, the Company expects to reduce annual operating costs by approximately $40 million. Such cost savings will consist primarily of payroll reductions and reductions in discretionary spending associated with a smaller workforce, as well as additional cost control measures. When combined with the cost savings undertaken since December of 2014, the Company will have achieved a total estimated annual saving of $80 million and a 50% reduction in its workforce. The cost savings initiatives were across all groups within the Company, but the Company is maintaining key capabilities in all its groups, including Ocean Bottom, and its readiness to rescale the business as revenues increase.

Item 7.01    Regulation FD Disclosure.

On September 2, 2015, the Company issued a press release to describe the cost reduction initiative described above. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.
99.1    Press Release dated September 2, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2015	ION GEOPHYSICAL CORPORATION
By: /s/ JAMEY S. SEELY Jamey S. Seely Executive Vice President, General Counsel and Corporate Secretary

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